Exhibit 99.1

ACADIA PHARMACEUTICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

SAN DIEGO, CA January 5, 2016 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders, today announced that it intends to offer and sell, subject to market and other conditions, $300,000,000 of shares of its common stock in an underwritten public offering. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

BofA Merrill Lynch and J.P. Morgan Securities LLC are acting as the joint book-running managers for the offering. ACADIA intends to grant the underwriters a 30-day option to purchase an additional $45,000,000 of shares of its common stock.

The shares of common stock described above are being offered by ACADIA pursuant to a shelf registration statement filed by ACADIA with the Securities and Exchange Commission (SEC) that became automatically effective on March 3, 2014. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, Email: dg.prospectus_requests@baml.com, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at 866-803-9204.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders. ACADIA has a pipeline of product candidates led by NUPLAZID™ (pimavanserin), for which we have submitted a New Drug Application (NDA) in Parkinson’s disease psychosis to the FDA and which has the potential to be the first drug approved in the United States for this condition. The FDA has classified the NUPLAZID NDA as having Priority Review status. Pimavanserin is also in Phase II development for Alzheimer’s disease psychosis and has successfully completed a Phase II trial in schizophrenia. ACADIA also has clinical-stage programs for glaucoma and, in collaboration with Allergan, Inc., for chronic pain.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include, but are not limited to, statements related to the proposed offering of common stock by ACADIA and the potential of NUPLAZID to be the first drug approved in the United States for Parkinson’s disease psychosis. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including market risks and uncertainties and the satisfaction of customary closing conditions for an offering of securities and the risks and uncertainties inherent in drug discovery, development, approval and commercialization. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2014 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contact:

ACADIA Pharmaceuticals Inc.

Lisa Barthelemy, Director of Investor Relations

(858) 558-2871